UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2015

ENTRAVISION COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 28, 2015, the Company held its annual meeting of stockholders (the “Annual Meeting”). As of the record date of April 10, 2015, there were a total of 65,503,483 shares of Class A common stock and 14,927,613 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 58,941,708 shares of Class A common stock and 14,927,613 shares of Class B common stock were present in person or by proxy, representing a quorum.

At the Annual Meeting, the Company’s stockholders: (i) elected each of the eight persons listed below under “Election of Directors” to serve as a director of the Company until the next annual meeting of stockholders; and (ii) ratified the appointment of Grant Thornton LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2015.  The results of the voting at the Annual Meeting on each such matter are set forth below.

1. Election of Directors:

Name	For	Withheld	Broker Non-Votes
Walter F. Ulloa	195,639,886	2,740,639	9,837,313
Paul A. Zevnik	174,944,677	23,435,848	9,837,313
Esteban E. Torres	191,933,813	6,446,712	9,837,313
Gilbert R. Vasquez	197,102,389	1,278,136	9,837,313
Jules G. Buenabenta	197,366,121	1,014,404	9,837,313
Patricia Diaz Dennis	197,920,910	459,615	9,837,313
Juan Saldivar von Wuthenau	192,025,008	6,355,517	9,837,313

2. Ratification of the appointment of Grant Thornton LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2015:

Votes For	207,953,492
Votes Against	228,552
Abstentions	35,794
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date:  May 29, 2015

By: /s/ Walter F. Ulloa

Walter F. Ulloa

Chairman and Chief Executive Officer